SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

BENEFICIAL BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	1-33476	47-1569198
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1818Market Street, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(215) 864-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Effective April 14, 2016, pursuant to the Stock Purchase Agreement dated October 21, 2015 between Beneficial Bancorp (“Beneficial” or the “Company”) and Conestoga Bancorp, Inc. (“Conestoga”) and Conestoga Bank, Beneficial  acquired Conestoga’s ownership interest in Conestoga Bank, and merged Conestoga Bank with and into Beneficial Bank (the “Bank”).

Under the terms and subject to the conditions of the Stock Purchase Agreement, at the effective time of the Merger (the “Effective Time”), Beneficial acquired all of the outstanding shares of common stock of Conestoga Bank from Conestoga in exchange for a cash payment of $105.0 million.  The payment was made from the Company’s working capital.

During the second quarter of 2016, the Company expects to record merger and other restructuring charges of approximately $8.0 million, pre-tax.

Item 2.05                                           Costs Associated with Exit or Disposal Activities.

On April 12, 2016, Beneficial’s management team finalized an expense management reduction program after the completion of a comprehensive review of the Company’s and Bank’s operating cost structure.  The expense management reduction program was approved by the Board of Directors.  Pursuant to the terms of the expense management reduction program, the Bank will reduce its workforce by approximately 11% during the second quarter of 2016.  Employees whose positions are eliminated as a result of the reduction in force will receive severance packages, which will include outplacement services.  During the second quarter of 2016, the Company expects to record a charge of approximately $1.2 million, pre-tax, relating to the reduction in force.

Item 8.01.                                        Other Events.

On April 15, 2016, Beneficial issued a press release announcing the completion of the Conestoga Bank acquisition and the expense management reduction program, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                       Exhibits.

(a)                                 Financial Statements of Business Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma Financial Information

The pro forma information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)                                  Not Applicable

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release Dated April 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL BANCORP, INC.

Date: April 15, 2016	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and
Chief Financial Officer